                                                                 EXHIBIT (d)(19)

                              AMENDED AND RESTATED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                         INVESTMENT MANAGEMENT AGREEMENT

                                     BETWEEN

                                ING EQUITY TRUST
                         (FORMERLY PILGRIM EQUITY TRUST)

                                       AND

                              ING INVESTMENTS, LLC
                      AN ARIZONA LIMITED LIABILITY COMPANY
              (SUCCESSOR BY MERGER TO ING PILGRIM INVESTMENTS, LLC)

                            ANNUAL INVESTMENT                    LAST CONTINUED/
    SERIES                   MANAGEMENT FEE                     APPROVED BY BOARD            REAPPROVAL DATE
    ------                   --------------                     -----------------            ---------------
ING Principal               Offering Phase         0.25%        February 25, 2003            September 1, 2003
Protection Fund             Guarantee Period       0.80%
                            Index Plus
                            LargeCap Period        0.60%

ING Principal               Offering Phase         0.25%        November 2, 2001             September 1, 2003
Protection Fund II          Guarantee Period       0.80%
                            Index Plus
                            LargeCap Period        0.60%

ING Principal               Offering Phase         0.25%        February 26, 2002            September 1, 2003
Protection                  Guarantee Period       0.80%
Fund III                    Index Plus
                            LargeCap Period        0.60%

ING Principal               Offering Phase         0.25%        May 24, 2002                 September 1, 2003
Protection                  Guarantee Period       0.80%
Fund IV                     Index Plus
                            LargeCap Period        0.60%

ING Principal               Offering Phase         0.25%        August 20, 2002              September 1, 2003
Protection                  Guarantee Period       0.80%
Fund V                      Index Plus
                            LargeCap Period        0.60%

ING Principal               Offering Phase         0.25%        November 22, 2002            September 1, 2004
Protection                  Guarantee Period       0.80%
Fund VI*                    Index Plus
                            LargeCap Period        0.60%

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*        This Amendment and Restated Schedule A will be effective with respect to the Fund upon the effective date of the post-effective amendment to the Trust's Registration Statement with respect to the Fund.

7337 E. Doubletree Ranch Rd.         Tel: 480-477-3000          ING Equity Trust
Scottsdale, AZ 85258-2034            Fax: 480-477-2700
                                     www.ingfunds.com